Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement of our report dated June 29, 2018, relating to the financial statements of Century Skyway Limited, which is included in that Prospectus.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited

August 24, 2018